Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Files S-K 1300 Technical Report Summary for its World-Class Roughrider Project in Saskatchewan, Canada

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Total Roughrider Project resources are 27.8 million lbs. U3O8 in 389,000 tonnes grading 3.25% U3O8 in the Indicated category and 36.0 million lbs. U3O8 in 359,000 tonnes grading 4.55% U3O8 in the Inferred category (Table 1).

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Following the acquisition of the Roughrider Project in 2012, Rio Tinto completed additional delineation and geotechnical drilling during 2012 through 2016, further delineating the Far East Zone and increasing the confidence level of the resources. This new TRS resource is based on 665 diamond drillholes completed to date by Hathor Exploration Limited (“Hathor”) and Rio Tinto for a total of approximately 228,180 meters of drilling on the Project.

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For consistency in approach and to leverage existing technical knowledge of the Project, UEC has completed this TRS resource report with the team at SRK Consulting, building on their excellent technical knowledge and experience with the Project. Most of the gain in indicated resources comes from the Far East Zone that was not previously disclosed by Hathor.

●	The next steps for the Project by UEC will be to commission an Initial Assessment economic study and complete further delineation drilling to upgrade the current inferred resources to indicated.

●	The Project has access to all-weather roads and power infrastructure. There is an airport accessible to the public at Points North Landing 6 km from the deposit area.

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UEC’s attributed resources now total 226.2 million pounds U3O8 in the Measured and Indicated Categories and 102.7 million pounds U3O8 in the Inferred category across all its projects (1), cementing UEC’s status as one of the largest diversified North American focused uranium companies.

Corpus Christi, TX, May 2, 2023 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce that it has filed a Technical Report Summary (“TRS”) on EDGAR disclosing updated mineral resources for the Company’s 100% owned Roughrider Project (the “Project” or “Roughrider”).

Amir Adnani, CEO and President stated: “Our vision is to develop UEC as the leading Western supplier of secure,100% unhedged uranium, combining a platform of U.S. and Canadian assets. The new Roughrider resource is an exciting catalyst for UEC in Eastern Athabasca and anchors our Canadian high-grade conventional pipeline. From here, we’re gearing-up to 1) complete an Initial Assessment economic study at Roughrider and 2) conduct additional drilling to enhance and grow this latest resource. Our future development plans will substantially benefit from the tier one ESG, geotechnical and permitting work completed by Rio Tinto to advance the Roughrider Project towards production.”

Background:

●	As a U.S. domestic and domiciled company, UEC is now reporting all mineral resources in accordance with Item 1302 of Regulation S-K (“S-K 1300”),

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S-K 1300 was adopted by the Securities and Exchange Commission (the “SEC”) to modernize mineral property disclosure requirements for mining registrants and to align U.S. disclosure requirements more closely for mineral properties with current industry and global regulatory standards; and

●	The mineral resource estimate set forth in this TRS for the Roughrider Project has not previously been reported under the S-K 1300 format.

The TRS was prepared in accordance with S-K 1300 and was filed on May 1, 2023 with the SEC through EDGAR on Form 8-K and is also available on SEDAR as a “Material Document” filed on May 1, 2023. The TRS was prepared on behalf of the Company by SRK Consulting (UK) Ltd. (“SRK”).

About the Roughrider Uranium Project

The Roughrider Project is a conventional uranium project located in the eastern Athabasca Basin of northern Saskatchewan, Canada; one of the world’s premier uranium mining jurisdictions. The Project is located approximately 13 km west of Orano’s McClean Lake Mill, in close proximity to UEC’s existing Athabasca Basin properties. The depth to mineralization at the Project is approximately 200 metres and hosted primarily in the basement rocks below the unconformity.

Resource Disclosure

The mineral resource estimate in the TRS was completed for UEC by SRK. Guy Dishaw, P.Geo, with SRK, is the qualified person (“QP”) who authored the TRS in accordance with Item 1302 of S-K 1300. The Roughrider Project mineral resource estimate was determined using a cut-off grade of 0.45% U3O8 for Long Hole Open Stope (“LHOS”) mining of basement-hosted ore and 0.52% U3O8 for Cut and Fill (“C&F”) mining in the basement and near the unconformity with the sandstone. A total of 389,000 tonnes containing 27.8 million pounds of U3O8 at an average grade of 3.25% U3O8 have been estimated in the Indicated mineral resource category for the Roughrider deposit. A total of 359,000 tonnes containing 36.0 million pounds of U3O8 at an average grade of 4.55% U3O8 have been estimated in the Inferred mineral resource category for the Roughrider deposit.

Table 1 – Roughrider Deposit Mineral Resource Estimate

Mining Scenario	Deposit	Classification	Tonnage (Kt)	Grade U3O8	Contained U3O8 Metal
				(%)	Tonnes	M lbs
C&F	RRW	Indicated	40	3.38	1,345	3.0
		Inferred	11	3.64	384	0.8
LHOS	RRW	Indicated	160	4.62	7,368	16.2
		Inferred	68	6.06	4,140	9.1
	RRE	Indicated	-	-	-	-
		Inferred	232	4.41	10,257	22.6
	RRFE	Indicated	189	2.07	3,917	8.6
		Inferred	48	3.26	1,567	3.5
Combined RRW, RRE, and RRFE
Total		Indicated	389	3.25	12,629	27.8
		Inferred	359	4.55	16,349	36.0

Notes:

1)	Mineral resources that are not mineral reserves do not have demonstrated economic viability.

2)	Mineral resources are reported exclusive of mineral reserves. There are no mineral reserves for the Project.
3)	Mineral resources are reported on a 100% ownership basis.
4)

Mineral resources are reported diluted within the Mine Stope Optimization (“MSO”) shapes based on a U3O8 price of US$56/lb of U3O8 and metallurgical recovery of 97%. C&F and LHOS scenario cut-off grades are 0.52% and 0.45% U3O8, respectively. Inferred and Indicated mineral resources as defined in 17 CFR § 229.1300 of S-K 1300.

5)	Mineral resources are reported as of January 1, 2023.
6)

The mineral resources were estimated by SRK, a third-party QP under the definitions set forth in S-K 1300.The tonnage, grade, and contained metal have been rounded to reflect the accuracy of the estimates.

The Mineral Resource model for the Roughrider Project, prepared by SRK, considers 665 diamond drill holes drilled from surface from 2007 to 2016. The Mineral Resource Estimate (“MRE”) presented therein was prepared by the QP, Guy Dishaw, P.Geo., and has an effective date of January 1, 2023. The QP used the structural framework to guide the development of local mineralized surfaces as the uranium is characterized by discrete high-grade structurally controlled zones of semi-massive to massive uraninite and lower grade, disseminated and fracture filling zones of uraninite within clay altered gneiss. The QP has modelled discrete ‘vein’ models representing high-grade, structurally controlled zones of U3O8 mineralization based on sharp contacts into high grade zones. A parent block size of 4x4x2 m, sub-blocked to 0.5 x 0.25 x 0.25 m, was chosen for the model and the estimate was performed by Ordinary Kriging. Restriction of high-grade samples was performed by modelling the structural intersections that control the distribution of the high-grade mineralization within the deposit.

The MRE primarily utilized uranium geochemical analyses from the Saskatchewan Research Council Geoanalytical Laboratories (“SRC”) in Saskatoon, Saskatchewan. Samples for assay were analysed by Inductively Coupled Plasma Optical Emission Spectroscopy (“ICP-OES”) for samples collected by Rio Tinto or SRC accredited fluorimetry for samples collected by Hathor. Non-mineralized samples were analysed by either ICP-OES and/or Inductively Coupled Plasma Mass Spectrometry. Duplicate and independent check analyses were performed on approximately 10% of the mineralized assay database.

Summary capital and operating cost estimates are not included with the TRS since the Company is reporting the results of an initial assessment.

The TRS has been prepared and the technical information in this news release respecting the TRS has been reviewed by Mr. Guy Dishaw of SRK, a QP under Item 1302 of S-K 1300.

Qualified Person

The technical information in this news release has been reviewed and approved by Chris Hamel, P.Geo., UEC Vice President Exploration, Canada who is considered to be a QP as defined by S-K 1300.

(1)

The measured, indicated and inferred resources are the combined totals from the TRSs that are available on the Company’s website and on EDGAR for each of the following: (a) The Roughrider Uranium Project, Saskatchewan, Canada, effective date April 25, 2023 (as filed today on Form 8-K); (b) Wyoming Assets ISR Hub and Spoke Project, WY, USA, dated March 31, 2022 (https://www.sec.gov/Archives/edgar/data/1334933/000143774922008227/ex_354591.htm); (c) Reno Creek Project, Campbell County, WY, effective date December 31, 2021 (https://www.sec.gov/Archives/edgar/data/1334933/000143774922002755/ex_333172.htm); (d) Texas Hub and Spoke ISR Project, TX, USA, dated March 9, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923009111/ex_495573.htm); (e) Wyoming ISR Hub and Spoke Project, WY, USA, dated March 9, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923009111/ex_495574.htm); (f) Shea Creek Project, Saskatchewan, effective date October 31, 2022 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923000881/ex_462410.htm); ; (g) Horseshoe-Raven Project, Saskatchewan, effective date October 31, 2022 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923001598/ex_465792.htm); (h) Anderson Uranium Project Initial Assessment, Yavapai County, Arizona, USA, dated March 9, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923009111/ex_495571.htm); (i) Workman Creek Project, Gila County, Arizona, USA, effective date February 14, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923006474/ex_487471.htm); and (j) Yuty Uranium Project Initial Assessment, Paraguay, SA, dated March 9, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923009111/ex_495572.htm)

Figure 1 - UEC Athabasca Projects

Figure 2 - Roughrider and East Athabasca Hub of Projects

About Uranium Energy Corp

Uranium Energy Corp is the fastest growing supplier of the fuel for the green energy transition to a low carbon future. UEC is the largest, diversified North American focused uranium company, advancing the next generation of low-cost, environmentally friendly In-Situ Recovery (“ISR”) mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has two production-ready ISR hub and spoke platforms in South Texas and Wyoming. These two production platforms are anchored by fully operational central processing plants and served by seven U.S. ISR uranium projects with all their major permits in place. Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

For additional information, please contact:

Uranium Energy Corp Investor Relations
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.